EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 (No. 333-183646) to the Registration Statement on Form S-4 of our report dated February 29, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in DigitalGlobe, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Denver, CO
February 1, 2013